    As filed with the Securities and Exchange Commission on August 1, 1996

                                                           REGISTRATION NO. 33 -

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      -----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                   under the
                             SECURITIES ACT OF 1933
                      -----------------------------------

                              SEGUE SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                      95-4188982
   (State or other jurisdiction                        (I.R.S. Employer
   of incorporation or organization)                    Identification No.)

                               1320 CENTRE STREET
                      NEWTON CENTRE, MASSACHUSETTS  02159
                    (Address of Principal Executive Offices)

                              SEGUE SOFTWARE, INC.
                      1996 AMENDED AND RESTATED INCENTIVE
                      AND NON-QUALIFIED STOCK OPTION PLAN
                       SEGUE SOFTWARE, INC. 1996 EMPLOYEE
                              STOCK PURCHASE PLAN
                           (Full titles of the plans)

                               ELISABETH ELTERMAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              SEGUE SOFTWARE, INC.
                               1320 CENTRE STREET
                      NEWTON CENTRE, MASSACHUSETTS  02159
                                 (617) 796-1000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      -----------------------------------


                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                      Proposed            Proposed
                                                      maximum              maximum
           Title of              Amount to be      offering price         aggregate           Amount of
 securities to be registered    registered/(1)/    per share/(2)/    offering price/(2)/   registration fee
=============================================================================================================
                                1,504,808          $ 3.2317          $ 4,863,166              $1,677
Common Stock, $.01 par value      545,832          $10.0000          $ 5,458,320              $1,882
                                ---------                            -----------              ------
                                2,050,640  shares                    $10,321,486              $3,559
=============================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the Segue Software, Inc. 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan and the Segue Software, Inc. 1996 Employee Stock Purchase Plan (collectively, the "Plans"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of said Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) as of a date July 26, 1996 within 5 business days prior to filing this Registration Statement.

================================================================================
              Page 1 of 9 pages.  Exhibit Index begins on page 7.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS


         Explanatory Note. In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans. The Information required by Part I is included in documents sent or given to participants in the Plans, pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

         Segue Software, Inc. (the "Registrant" as the "Company") is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Company's 1995 Annual Report to Stockholders for the year ended December 31, 1995.

         (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Delaware General Corporation Law and the Registrant's Certificate of Incorporation and By-Laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

     The Registrant has entered into indemnification agreements with each of its directors and has obtained insurance that insures the officers and directors of the Registrant against certain losses and that insures the Registrant against certain of its obligations to indemnify such officers and directors.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.
         ------------

(a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

    Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newton Centre, Massachusetts on August 1, 1996.


                                      Segue Software, Inc.



                                      By: /s/ Elisabeth Elterman
                                          --------------------------
                                          Elisabeth Elterman
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

            Each person whose signature appears below constitutes and appoints Elisabeth Elterman his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

                 Signature                Title(s)                Date
                 ---------                --------                ----


/s/ Elisabeth Elterman            President, Chief Executive     August 1, 1996
- -------------------------------         Officer, Director
    Elisabeth Elterman                  (Principal Executive
                                        Officer)



/s/ J. Jeffrey Bingenheimer       Chief Financial Officer,       August 1, 1996
- -------------------------------         Treasurer and Assistant
    J. Jeffrey Bingenheimer             Secretary (Principal
                                        Financial and Accountant
                                        Officer)



/s/ John J. Cullinane             Director                       August 1, 1996
- -------------------------------
    John J. Cullinane



/s/ John R. Levine                Director                       August 1, 1996
- -------------------------------
    John R. Levine



/s/ Howard L. Morgan              Director                       August 1, 1996
- -------------------------------
    Howard L. Morgan



/s/ Milton E. Mohr                Director                       August 1, 1996
- -------------------------------
    Milton E. Mohr

                              Segue Software, Inc.

                          INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT

Exhibit                                                         Sequential
  No.                  Description                               Page No.
- -------     ---------------------------------------             ----------

(5)         Opinion of Mintz, Levin, Cohn, Ferris,                   8
            Glovsky and Popeo, P.C. as to the
            legality of the Common Stock being
            registered.

(23.1)      Consent of Mintz, Levin, Cohn, Ferris,                  N/A
            Glovsky and Popeo, P.C. (included in
            opinion of counsel filed as Exhibit 5).

(23.2)      Consent of Coopers & Lybrand L.L.P.                      9

(24)        Power of Attorney to file future                        N/A
            amendments (set forth on the Signature
            Page of this Registration Statement).